EXHIBIT 99.1

StoneX Group Inc. Reports Fiscal 2024 Fourth Quarter Financial Results

Record Fiscal Year Results, with Net Income of $260.8 million, up 9%
Quarterly Net Operating Revenues of $454.8 million, up 13%
Record Quarterly Net Income of $76.7 million, ROE of 18.5%
Quarterly Diluted EPS of $2.32 per share, up 48%

New York, NY – November 19, 2024 – StoneX Group Inc. (the “Company”; NASDAQ: SNEX), a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise, today announced its financial results for the fiscal year 2024 fourth quarter ended September 30, 2024.
Sean M. O’Connor, the Company’s CEO, stated, “For the fiscal fourth quarter, net income was $76.7 million, a 51% increase over the prior year period, with diluted EPS of $2.32, representing an 18.5% return on equity for the quarter. We experienced continued strong client engagement with increased volumes across nearly all of our operating segments and products despite relatively low volatility. We also achieved another record annual result, with earnings of $260.8 million, or $7.96 per diluted share, which were up 9% and 7%, respectively. We believe our expanding global footprint and diversified product offering positions us to deliver superior service to our clients and returns to our shareholders.”

StoneX Group Inc. Summary Financials
Consolidated financial statements for the Company will be included in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (the “SEC”). Upon filing, the Annual Report on Form 10-K will also be made available on the Company’s website at www.stonex.com.

	Three Months Ended September 30,			Year Ended September 30,
(Unaudited) (in millions, except share and per share amounts)	2024	2023	% Change	2024	2023	% Change
Revenues:
Sales of physical commodities	$30,247.2	$15,902.4	90%	$96,586.2	$58,131.2	66%
Principal gains, net	308.4	269.1	15%	1,189.6	1,079.9	10%
Commission and clearing fees	139.1	122.9	13%	548.0	498.4	10%
Consulting, management, and account fees	43.2	39.3	10%	167.2	159.0	5%
Interest income	401.1	301.9	33%	1,396.8	987.6	41%
Total revenues	31,139.0	16,635.6	87%	99,887.8	60,856.1	64%
Cost of sales of physical commodities	30,218.9	15,857.6	91%	96,451.6	57,942.0	66%
Operating revenues	920.1	778.0	18%	3,436.2	2,914.1	18%
Transaction-based clearing expenses	85.5	68.6	25%	319.3	271.8	17%
Introducing broker commissions	42.0	39.2	7%	166.2	161.6	3%
Interest expense	323.5	253.2	28%	1,115.7	802.2	39%
Interest expense on corporate funding	14.3	13.3	8%	67.8	57.5	18%
Net operating revenues	454.8	403.7	13%	1,767.2	1,621.0	9%
Compensation and other expenses:
Variable compensation and benefits	120.3	112.4	7%	506.5	483.2	5%
Fixed compensation and benefits	112.1	98.1	14%	435.9	385.4	13%
Trading systems and market information	20.9	19.1	9%	79.1	74.0	7%
Professional fees	14.7	15.9	(8)%	69.7	57.0	22%
Non-trading technology and support	19.8	16.9	17%	73.4	61.6	19%
Occupancy and equipment rental	14.2	10.9	30%	49.0	40.4	21%
Selling and marketing	12.5	13.2	(5)%	52.6	54.0	(3)%
Travel and business development	7.3	7.1	3%	28.4	24.8	15%
Communications	2.1	2.4	(13)%	8.5	9.1	(7)%
Depreciation and amortization	17.3	11.4	52%	53.1	51.0	4%
Bad debts, net of recoveries	0.8	6.5	(88)%	0.6	16.5	(96)%
Other	14.8	16.3	(9)%	65.1	66.4	(2)%
Total compensation and other expenses	356.8	330.2	8%	1,421.9	1,323.4	7%
Gain on acquisition and other gains	0.1	1.9	(95)%	8.8	25.4	(65)%
Income before tax	98.1	75.4	30%	354.1	323.0	10%
Income tax expense	21.4	24.7	(13)%	93.3	84.5	10%
Net income	$76.7	$50.7	51%	$260.8	$238.5	9%
Earnings per share:(1)
Basic	$2.41	$1.62	49%	$8.24	$7.71	7%
Diluted	$2.32	$1.57	48%	$7.96	$7.45	7%
Weighted-average number of common shares outstanding:(1)
Basic	30,807,134	30,131,439	2%	30,539,237	29,936,000	2%
Diluted	31,999,657	31,129,733	3%	31,625,029	30,929,011	2%

Return on equity (“ROE”)(2)	18.5%	15.0%		16.9%	19.5%
ROE on tangible book value(2)	19.4%	16.0%		17.8%	20.9%
n/m = not meaningful to present as a percentage

(1)
On November 24, 2023, the Company effected a three-for-two stock dividend to stockholders of record as of November 17, 2023. The stock split increased the number of shares of common stock outstanding. All share and per share amounts have been retroactively adjusted for the stock split.

(2)	The Company calculates ROE on stated book value based on net income divided by average stockholders’ equity. For the calculation of ROE on tangible book value, the amount of goodwill and intangibles, net is excluded from stockholders’ equity.

The following table presents our consolidated operating revenues by segment for the periods indicated.

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2024	2023	% Change	2024	2023	% Change
Segment operating revenues represented by:
Commercial	$210.8	$207.5	2%	$871.9	$862.7	1%
Institutional	554.1	426.5	30%	1,962.1	1,513.6	30%
Self-Directed/Retail	104.3	92.4	13%	395.0	333.0	19%
Payments	48.6	54.2	(10)%	209.6	212.6	(1)%
Corporate	15.0	7.8	92%	46.9	31.7	48%
Eliminations	(12.7)	(10.4)	22%	(49.3)	(39.5)	25%
Operating revenues	$920.1	$778.0	18%	$3,436.2	$2,914.1	18%
The following table presents our consolidated income by segment for the periods indicated.

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2024	2023	% Change	2024	2023	% Change
Segment income represented by:
Commercial	$89.2	$88.0	1%	$387.7	$390.7	(1)%
Institutional	77.3	55.0	41%	266.0	217.9	22%
Self-Directed/Retail	29.8	28.0	6%	119.3	45.8	160%
Payments	24.8	32.3	(23)%	112.6	109.1	3%
Total segment income	$221.1	$203.3	9%	$885.6	$763.5	16%
Reconciliation of segment income to income before tax:
Segment income	$221.1	$203.3	9%	$885.6	$763.5	16%
Net operating loss within Corporate (1)	(9.4)	(15.9)	(41)%	(64.7)	(62.9)	3%
Overhead costs and expenses	(113.6)	(111.8)	2%	(466.8)	(400.9)	16%
Gain on acquisition and other gains (losses), net	—	(0.2)	(100)%	—	23.3	(100)%
Income before tax	$98.1	$75.4	30%	$354.1	$323.0	10%

(1)	Includes interest expense on corporate funding.
Key Operating Metrics
The tables below present operating revenues disaggregated across the key products we provide to our clients and select operating data and metrics used by management in evaluating our performance, for the periods indicated.

	Three Months Ended September 30,			Year Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Operating Revenues (in millions):
Listed derivatives	$118.2	$98.6	20%	$469.6	$416.5	13%
Over-the-counter (“OTC”) derivatives	46.2	59.9	(23)%	209.9	232.2	(10)%
Securities	411.8	308.3	34%	1,442.7	1,064.0	36%
FX/Contracts for difference (“CFD”) contracts	84.7	79.2	7%	316.1	261.9	21%
Payments	47.3	52.9	(11)%	205.1	208.3	(2)%
Physical contracts	53.3	50.1	6%	217.9	244.9	(11)%
Interest/fees earned on client balances	113.6	102.9	10%	432.1	384.7	12%
Other	42.7	28.7	49%	145.2	109.4	33%
Corporate	15.0	7.8	92%	46.9	31.7	48%
Eliminations	(12.7)	(10.4)	22%	(49.3)	(39.5)	25%
	$920.1	$778.0	18%	$3,436.2	$2,914.1	18%
Volumes and Other Select Data:
Listed derivatives (contracts, 000’s)	57,512	39,461	46%	214,811	160,292	34%
Listed derivatives, average rate per contract (“RPC”)(1)	$1.99	$2.33	(15)%	$2.09	$2.44	(14)%
Average client equity - listed derivatives (millions)	$6,636	$6,644	—%	$6,206	$7,137	(13)%
OTC derivatives (contracts, 000’s)	954	915	4%	3,538	3,553	—%
OTC derivatives, average RPC	$49.05	$65.91	(26)%	$59.62	$65.78	(9)%
Securities average daily volume (“ADV”) (millions)	$7,574	$5,662	34%	$7,156	$5,257	36%
Securities rate per million (“RPM”) (2)	$257	$265	(3)%	$256	$301	(15)%
Average money market/FDIC sweep client balances (millions)	$993	$1,172	(15)%	$1,017	$1,338	(24)%
FX/CFD contracts ADV (millions)	$11,019	$10,938	1%	$10,813	$11,943	(9)%
FX/CFD contracts RPM	$122	$113	8%	$115	$87	32%
Payments ADV (millions)	$70	$62	13%	$69	$67	3%
Payments RPM	$10,658	$13,406	(20)%	$11,693	$12,367	(5)%

(1)	Give-up fee revenues, related to contract execution for clients of other FCMs, as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest expense associated with our fixed income activities is deducted from operating revenues in the calculation of Securities RPM while interest income related to securities lending is excluded.

Operating Revenues
Three Months Ended September 30, 2024 Compared to Three Months Ended September 30, 2023
Operating revenues increased $142.1 million, or 18%, to $920.1 million in the three months ended September 30, 2024 compared to $778.0 million in the three months ended September 30, 2023. The table above displays operating revenues disaggregated across the key products we provide to our clients.
Operating revenues derived from listed derivatives increased $19.6 million, with our Commercial and Institutional segments up $11.7 million and $7.9 million, respectively.
Operating revenues derived from OTC derivatives declined $13.7 million, principally driven by a 26% decline in the average rate per contract as a result of a decline in commodity volatility, which was partially offset by a 4% increase in OTC volumes.
Operating revenues derived from securities transactions increased $103.5 million, principally due to a 34% increase in securities ADV as well as an increase in interest rates. Carried interest on fixed income securities is a component of operating revenues, however interest expense associated with financing these positions is not. Our calculation of the securities RPM, in the table above, presents the RPM after deducting from operating revenues the interest expense associated with our fixed income activities. Net operating revenues derived from securities transactions increased $21.5 million, principally driven by the increase in ADV noted above, which was partially offset by a 3% decline in the securities RPM resulting from a tightening of spreads and a change in product mix.
Operating revenues derived from FX/CFD contracts increased $5.5 million, with a $7.0 million increase in our Self-Directed/Retail segment more than offsetting a $1.5 million decline in Institutional segment FX/CFD contracts operating revenues.
Operating revenues from payments declined $5.6 million principally driven by a 20% decline in the payments RPM, which was partially offset by a 13% increase in the payments ADV.
Operating revenues derived from physical contracts increased $3.2 million, principally driven by a $15.3 million increase in precious metals operating revenues, which were partially offset by a 12.0 decline in our physical agricultural and energy business.
Interest and fee income earned on client balances, which is associated with our listed and OTC derivatives businesses, as well as our Correspondent Clearing and Independent Wealth Management businesses, increased $10.7 million, principally driven by an increase in the short-term interest rates realized, which was partially offset by a decline in the average money-market/FDIC sweep client balances of 15%, as average client equity was relatively unchanged.
Interest expense

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2024	2023	% Change	2024	2023	% Change
Interest expense attributable to:
Trading activities:
Institutional dealer in fixed income securities	$253.2	$184.6	37%	$852.4	$556.7	53%
Securities borrowing	19.1	11.8	62%	64.3	39.4	63%
Client balances on deposit	33.5	41.2	(19)%	132.9	148.9	(11)%
Short-term financing facilities of subsidiaries and other direct interest of operating segments	17.7	15.6	13%	66.1	57.2	16%
	323.5	253.2	28%	1,115.7	802.2	39%
Corporate funding	14.3	13.3	8%	67.8	57.5	18%
Total interest expense	$337.8	$266.5	27%	$1,183.5	$859.7	38%
The increase in interest expense for the year ended September 30, 2024 attributable to corporate funding was principally due to the March 1, 2024 issuance of our 7.875% Senior Secured Notes due 2031 (the “Notes due 2031”), the proceeds of which were used to redeem our 8.625% Senior Secured Notes due 2025 (“the Notes due 2025”). However, this redemption did not occur until June 17, 2024, in order to redeem those notes at par, therefore there was a temporary period in which both the Notes due 2025 and Notes due 2031 were outstanding. In addition, upon completion of the redemption of the Notes due 2025, we recognized a $3.7 million loss on the extinguishment of debt related to the write-off of unamortized original issue discount and deferred financing costs, which we have classified as a component of Interest expense on corporate funding on the Consolidated Income Statements. These increases were partially offset by lower average borrowings on our revolving credit facility.

Variable vs. Fixed Expenses
The table below sets forth our variable expenses and non-variable expenses as a percentage of total non-interest expenses for the periods indicated.

	Three Months Ended September 30,				Year Ended September 30,
(in millions)	2024	% of Total	2023	% of Total	2024	% of Total	2023	% of Total
Variable compensation and benefits	$120.3	24%	$112.4	26%	$506.5	26%	$483.2	28%
Transaction-based clearing expenses	85.5	18%	68.6	16%	319.3	17%	271.8	15%
Introducing broker commissions	42.0	9%	39.2	9%	166.2	9%	161.6	9%
Total variable expenses	247.8	51%	220.2	51%	992.0	52%	916.6	52%
Fixed compensation and benefits	112.1	23%	98.1	22%	435.9	23%	385.4	22%
Other fixed expenses	123.6	26%	113.2	26%	478.9	25%	438.3	25%
Bad debts, net of recoveries	0.8	—%	6.5	1%	0.6	—%	16.5	1%
Total non-variable expenses	236.5	49%	217.8	49%	915.4	48%	840.2	48%
Total non-interest expenses	$484.3	100%	$438.0	100%	$1,907.4	100%	$1,756.8	100%

Impact of the Gain on Acquisition and Related Amortization
The Company acquired CDI-Societe Cotonniere De Distribution S.A (“CDI”) effective October 31, 2022. The results of the year ended September 30, 2023 include a non-taxable gain of $23.5 million related to the acquisition. The results of the three months and year ended September 30, 2024 and 2023 include amortization expense related to identified intangible assets from this acquisition.
The Company acquired Gain Capital Holdings, Inc. effective August 1, 2020. The results of the three months and year ended September 30, 2024 and 2023 include amortization expense related to identified intangible assets from this acquisition.
When evaluating acquisitions, management considers the gain on acquisition and the amortization expense related to the intangible assets identified and recorded as part of these acquisitions.
The following table presents income before tax, income tax expense, and net income as reported in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The table also presents adjusted income before tax, adjusted income tax expense, and adjusted net income, which are non-GAAP financial measures. The “adjusted” non-GAAP financial measures reflect each item after removing the impact of the gain on acquisition and the related amortization expense of the intangible assets for the three months and year ended September 30, 2024 and 2023, respectively. Management believes that presenting our results excluding the gain on acquisition and the amortization expense related to the intangible assets identified and recorded as part of these acquisitions is meaningful, as it increases the comparability of period-to-period results.

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2024	2023	% Change	2024	2023	% Change
As reported, GAAP:
Income before tax	$98.1	$75.4	30%	$354.1	$323.0	10%
Income tax expense	21.4	24.7	(13)%	93.3	84.5	10%
Net income	$76.7	$50.7	51%	$260.8	$238.5	9%
ROE	18.5%	15.0%		16.9%	19.5%

Adjusted (non-GAAP) (1)
Adjusted income before tax	$99.0	$77.3	28%	$358.8	$310.5	16%
Adjusted income tax expense	21.6	25.2	(14)%	94.6	87.5	8%
Adjusted net income	$77.4	$52.1	49%	$264.2	$223.0	18%
Adjusted ROE	18.7%	15.4%		17.1%	18.2%

(1)
Adjusted income before tax, adjusted income tax expense, adjusted net income, and adjusted return on equity are non-GAAP financial measures. A reconciliation between the GAAP and non-GAAP amounts listed above is provided in Appendix A.

Other Gains, net
The results of the three months and year ended September 30, 2024 included nonrecurring gains of $0.1 million and $8.8 million, respectively, resulting from proceeds received from class action settlements. The results of the three months and year ended September 30, 2023 included a nonrecurring gain of $2.1 million, also resulting from proceeds received from a class action settlement.
Segment Information
Segment income is calculated as net contribution less non-variable direct segment costs. These non-variable direct expenses include trader base compensation and benefits, operational charges, trading systems and market information, professional fees, travel and business development, communications, bad debts, trade errors and direct marketing expenses.
Segment income is used by our chief operating decision maker (“CODM”) as the primary measure of segment profit or loss in the evaluation for each of our operating segments. During the three months ended December 31, 2023, we revised our method of allocating certain overhead costs to our operating segments, and, beginning in the three months ended December 31, 2023, the CODM also uses ‘Segment income, less allocation of overhead costs’ as an additional segment measure of our segments’ financial performance. The allocation of overhead costs to operating segments includes the costs associated with compliance, technology, and credit and risk costs. The share of allocated costs is based on resources consumed by the relevant businesses. In addition, the allocation of human resources and occupancy costs is principally based on employee costs within the relevant businesses. The measure of segment profit or loss most consistent with the corresponding amounts in the consolidated financial statements is segment income.
In the accompanying segment tables, ‘Allocation of overhead costs’ has been added beneath ‘Segment income’, which reconciles the segment income measure to the segment income, less allocation of overhead costs measure for the three months and year ended September 30, 2024.

Segment Results
Our business activities are managed through four operating segments, including Commercial, Institutional, Self-Directed/Retail and Payments.
The tables below present the financial performance, a disaggregation of operating revenues, and select operating data and metrics used by management in evaluating the performance of our segments, for the periods indicated. Additional information on the performance of our segments will be included in our Annual Report on Form 10-K to be filed with the SEC.
Commercial

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2024	2023	% Change	2024	2023	% Change
Revenues:
Sales of physical commodities	$30,224.5	$15,891.1	90%	$96,530.1	$57,559.9	68%
Principal gains, net	82.7	77.4	7%	347.2	331.5	5%
Commission and clearing fees	49.0	44.7	10%	192.6	178.0	8%
Consulting, management and account fees	7.1	5.9	20%	27.1	25.7	5%
Interest income	47.6	41.4	15%	181.3	154.1	18%
Total revenues	30,410.9	16,060.5	89%	97,278.3	58,249.2	67%
Cost of sales of physical commodities	30,200.1	15,853.0	91%	96,406.4	57,386.5	68%
Operating revenues	210.8	207.5	2%	871.9	862.7	1%
Transaction-based clearing expenses	18.6	16.6	12%	70.3	60.7	16%
Introducing broker commissions	11.3	10.7	6%	44.3	40.1	10%
Interest expense	13.1	10.3	27%	41.4	40.6	2%
Net operating revenues	167.8	169.9	(1)%	715.9	721.3	(1)%
Variable direct compensation and benefits	40.4	38.5	5%	174.1	176.4	(1)%
Net contribution	127.4	131.4	(3)%	541.8	544.9	(1)%
Fixed compensation and benefits	16.9	15.1	12%	68.4	61.1	12%
Other fixed expenses	21.1	20.5	3%	92.4	77.4	19%
Bad debts, net of recoveries	0.2	7.8	(97)%	0.2	15.7	(99)%
Non-variable direct expenses	38.2	43.4	(12)%	161.0	154.2	4%
Other gain	—	—	—	6.9	—	n/m
Segment income	89.2	88.0	1%	387.7	390.7	(1)%
Allocation of overhead costs (1)	8.9	—	—	35.5	—	—
Segment income, less allocation of overhead costs	$80.3	$88.0	n/m	$352.2	$390.7	n/m

(1)
Includes an allocation of certain overhead costs to our operating segments as noted above for the three months and year ended September 30, 2024. These allocations will be provided on an ongoing basis but have not been calculated for comparable periods.

	Three Months Ended September 30,			Year Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Operating Revenues (in millions):
Listed derivatives	$65.2	$53.5	22%	$262.3	$230.5	14%
OTC derivatives	46.2	59.9	(23)%	209.9	232.2	(10)%
Physical contracts	52.7	50.3	5%	212.5	232.9	(9)%
Interest/fees earned on client balances	39.7	37.7	5%	160.2	142.2	13%
Other	7.0	6.1	15%	27.0	24.9	8%
	$210.8	$207.5	2%	$871.9	$862.7	1%

Volumes and Other Select Data:
Listed derivatives (contracts, 000’s)	10,202	8,898	15%	39,906	34,430	16%
Listed derivatives, average RPC (1)	$6.18	$5.64	10%	$6.33	$6.37	(1)%
Average client equity - listed derivatives (millions)	$1,725	$1,788	(4)%	$1,715	$1,927	(11)%
OTC derivatives (contracts, 000’s)	954	915	4%	3,538	3,553	—%
OTC derivatives, average RPC	$49.05	$65.91	(26)%	$59.62	$65.78	(9)%

(1)	Give-up fee revenues, related to contract execution for clients of other FCMs, as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average RPC.

Institutional

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2024	2023	% Change	2024	2023	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	114.1	86.1	33%	404.1	359.2	13%
Commission and clearing fees	76.2	64.8	18%	301.9	268.8	12%
Consulting, management and account fees	20.1	18.9	6%	76.1	72.9	4%
Interest income	343.7	256.7	34%	1,180.0	812.7	45%
Total revenues	554.1	426.5	30%	1,962.1	1,513.6	30%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	554.1	426.5	30%	1,962.1	1,513.6	30%
Transaction-based clearing expenses	61.8	46.8	32%	228.0	187.9	21%
Introducing broker commissions	6.9	7.6	(9)%	31.2	35.4	(12)%
Interest expense	311.1	241.5	29%	1,072.5	758.3	41%
Net operating revenues	174.3	130.6	33%	630.4	532.0	18%
Variable direct compensation and benefits	51.5	44.7	15%	200.1	180.5	11%
Net contribution	122.8	85.9	43%	430.3	351.5	22%
Fixed compensation and benefits	20.7	15.5	34%	77.1	59.7	29%
Other fixed expenses	24.3	18.8	29%	88.5	77.5	14%
Bad debts, net of recoveries	0.5	(1.3)	n/m	(1.3)	(1.5)	(13)%
Non-variable direct expenses	45.5	33.0	38%	164.3	135.7	21%
Other gain	—	2.1	(100)%	—	2.1	(100)%
Segment income	77.3	55.0	41%	$266.0	$217.9	22%
Allocation of overhead costs (1)	13.2	—	—	52.4	—	—
Segment income, less allocation of overhead costs	$64.1	$55.0	n/m	$213.6	$217.9	n/m

(1)
Includes an allocation of certain overhead costs to our operating segments as noted above for the three months and year ended September 30, 2024. These allocations will be provided on an ongoing basis but have not been calculated for comparable periods.

	Three Months Ended September 30,			Year Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Operating Revenues (in millions):
Listed derivatives	$53.0	$45.1	18%	$207.3	$186.0	11%
Securities	385.0	284.8	35%	1,342.1	973.6	38%
FX contracts	9.9	11.4	(13)%	34.6	39.4	(12)%
Interest/fees earned on client balances	73.2	64.5	13%	269.2	239.5	12%
Other	33.0	20.7	59%	108.9	75.1	45%
	$554.1	$426.5	30%	$1,962.1	$1,513.6	30%

Volumes and Other Select Data:
Listed derivatives (contracts, 000’s)	47,310	30,563	55%	174,905	125,862	39%
Listed derivatives, average RPC (1)	$1.08	$1.37	(21)%	$1.12	$1.36	(18)%
Average client equity - listed derivatives (millions)	$4,910	$4,856	1%	$4,491	$5,210	(14)%
Securities ADV (millions)	$7,574	$5,662	34%	$7,156	$5,257	36%
Securities RPM (2)	$257	$265	(3)%	$256	$301	(15)%
Average money market/FDIC sweep client balances (millions)	$993	$1,172	(15)%	$1,017	$1,338	(24)%
FX contracts ADV (millions)	$3,324	$3,724	(11)%	$3,827	$4,321	(11)%
FX contracts RPM	$58	$50	16%	$40	$37	8%

(1)	Give-up fee revenues, related to contract execution for clients of other FCMs, revenues are excluded from the calculation of listed derivatives, average RPC.
(2)	Interest expense associated with our fixed income activities is deducted from operating revenues in the calculation of Securities RPM, while interest income related to securities lending is excluded.

Self-Directed/Retail

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2024	2023	% Change	2024	2023	% Change
Revenues:
Sales of physical commodities	$22.7	$11.3	101%	$56.1	$571.3	(90)%
Principal gains, net	62.7	51.5	22%	237.0	186.4	27%
Commission and clearing fees	12.8	11.7	9%	49.9	46.3	8%
Consulting, management and account fees	15.7	12.9	22%	58.6	53.6	9%
Interest income	9.2	9.6	(4)%	38.6	30.9	25%
Total revenues	123.1	97.0	27%	440.2	888.5	(50)%
Cost of sales of physical commodities	18.8	4.6	309%	45.2	555.5	(92)%
Operating revenues	104.3	92.4	13%	395.0	333.0	19%
Transaction-based clearing expenses	3.4	3.1	10%	13.6	16.2	(16)%
Introducing broker commissions	23.0	20.2	14%	87.8	83.8	5%
Interest expense	1.6	1.6	—%	7.5	5.7	32%
Net operating revenues	76.3	67.5	13%	286.1	227.3	26%
Variable direct compensation and benefits	5.5	2.7	104%	19.1	14.6	31%
Net contribution	70.8	64.8	9%	267.0	212.7	26%
Fixed compensation and benefits	11.7	10.2	15%	44.7	47.5	(6)%
Other fixed expenses	29.5	26.6	11%	104.4	117.1	(11)%
Bad debts, net of recoveries	(0.1)	—	n/m	0.5	2.3	(78)%
Non-variable direct expenses	41.1	36.8	12%	149.6	166.9	(10)%
Other gain	0.1	—	n/m	1.9	—	n/m
Segment income	29.8	28.0	6%	119.3	45.8	n/m
Allocation of overhead costs (1)	11.8	—	—	47.2	—	—
Segment income, less allocation of overhead costs	$18.0	$28.0	n/m	$72.1	$45.8	n/m

(1)
Includes an allocation of certain overhead costs to our operating segments as noted above for the three months and year ended September 30, 2024. These allocations will be provided on an ongoing basis but have not been calculated for comparable periods.

	Three Months Ended September 30,			Year Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Operating Revenues (in millions):
Securities	$26.8	$23.5	14%	$100.6	$90.4	11%
FX/CFD contracts	74.8	67.8	10%	281.5	222.5	27%
Physical contracts	0.6	(0.2)	n/m	5.4	12.0	(55)%
Interest/fees earned on client balances	0.7	0.7	—%	2.7	3.0	(10)%
Other	1.4	0.6	133%	4.8	5.1	(6)%
	$104.3	$92.4	13%	$395.0	$333.0	19%

Volumes and Other Select Data:
FX/CFD contracts ADV (millions)	$7,695	$7,214	7%	$6,986	$7,622	(8)%
FX/CFD contracts RPM	$150	$146	3%	$157	$115	37%

Payments

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2024	2023	% Change	2024	2023	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	46.5	50.5	(8)%	198.0	200.3	(1)%
Commission and clearing fees	1.5	2.2	(32)%	5.9	7.2	(18)%
Consulting, management, account fees	—	0.9	(100)%	3.4	3.4	—%
Interest income	0.6	0.6	—%	2.3	1.7	35%
Total revenues	48.6	54.2	(10)%	209.6	212.6	(1)%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	48.6	54.2	(10)%	209.6	212.6	(1)%
Transaction-based clearing expenses	1.9	1.9	—%	7.0	6.8	3%
Introducing broker commissions	0.8	0.7	14%	2.9	2.3	26%
Interest expense	0.1	—	n/m	0.2	0.2	—%
Net operating revenues	45.8	51.6	(11)%	199.5	203.3	(2)%
Variable compensation and benefits	8.3	9.2	(10)%	37.0	38.8	(5)%
Net contribution	37.5	42.4	(12)%	162.5	164.5	(1)%
Fixed compensation and benefits	7.0	5.4	30%	28.6	36.6	(22)%
Other fixed expenses	5.5	4.7	17%	20.1	18.8	7%
Bad debts, net of recoveries	0.2	—	n/m	1.2	—	n/m
Total non-variable direct expenses	12.7	10.1	26%	49.9	55.4	(10)%
Segment income	24.8	32.3	(23)%	112.6	109.1	3%
Allocation of overhead costs (1)	5.3	—	—	20.9	—	—
Segment income, less allocation of overhead costs	$19.5	$32.3	n/m	$91.7	$109.1	n/m

(1)
Includes an allocation of certain overhead costs to our operating segments as noted above for the three months and year ended September 30, 2024. These allocations will be provided on an ongoing basis but have not been calculated for comparable periods.

	Three Months Ended September 30,			Year Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Operating Revenues (in millions):
Payments	$47.3	$52.9	(11)%	$205.1	$208.3	(2)%
Other	1.3	1.3	—%	4.5	4.3	5%
	$48.6	$54.2	(10)%	$209.6	$212.6	(1)%

Volumes and Other Select Data:
Payments ADV (millions)	$70	$62	13%	$69	$67	3%
Payments RPM	$10,658	$13,406	(20)%	$11,693	$12,367	(5)%

Overhead Costs and Expenses
We incur overhead costs and expenses, including certain shared services such as information technology, accounting and treasury, credit and risk, legal and compliance, and human resources and other activities. The following table provides information regarding overhead costs and expenses.
In addition, for the three months and year ended September 30, 2024, the table provides information regarding the allocation of a portion of these costs to the aforementioned operating segments. The allocation of overhead costs to operating segments includes costs associated with compliance, technology, and credit and risk costs. The share of allocated costs is based on resources consumed by the relevant businesses. In addition, the allocation of human resources and occupancy costs is principally based on employee costs within the relevant businesses.

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2024	2023	% Change	2024	2023	% Change
Compensation and benefits:
Variable compensation and benefits	$13.6	$16.2	(16)%	$70.5	$67.6	4%
Fixed compensation and benefits	49.1	45.7	7%	190.9	156.4	22%
	62.7	61.9	1%	261.4	224.0	17%
Other expenses:
Occupancy and equipment rental	13.4	10.4	29%	46.9	39.4	19%
Non-trading technology and support	14.5	12.5	16%	55.4	43.1	29%
Professional fees	7.6	8.2	(7)%	31.5	26.3	20%
Depreciation and amortization	6.2	5.5	13%	23.9	22.6	6%
Communications	1.4	1.7	(18)%	5.9	6.6	(11)%
Selling and marketing	1.9	1.6	19%	7.9	4.4	80%
Trading systems and market information	1.9	2.1	(10)%	7.6	7.7	(1)%
Travel and business development	2.0	1.5	33%	8.3	5.5	51%
Other	2.0	6.4	(69)%	18.0	21.3	(15)%
	50.9	49.9	2%	205.4	176.9	16%
Overhead costs and expenses	113.6	111.8	2%	466.8	400.9	16%
Allocation of overhead costs (1)	(39.2)	—	—	(156.0)	—	—
Overhead costs and expense, net of allocation to operating segments	$74.4	$111.8	n/m	$310.8	$400.9	n/m

(1)
Includes an allocation of certain overhead costs to our operating segments as noted above for the three months and year ended September 30, 2024. These allocations will be provided on an ongoing basis but have not been calculated for comparable periods.

Balance Sheet Summary
The following table below provides a summary of asset, liability and stockholders’ equity information for the periods indicated.

(Unaudited) (in millions, except for share and per share amounts)	September 30, 2024	September 30, 2023
Summary asset information:
Cash and cash equivalents	$1,269.0	$1,108.3
Cash, securities and other assets segregated under federal and other regulations	$2,841.2	$2,426.3
Securities purchased under agreements to resell	$5,201.5	$2,979.5
Securities borrowed	$1,662.3	$1,129.1
Deposits with and receivables from broker-dealers, clearing organizations and counterparties, net	$7,283.2	$7,443.8
Receivables from clients, net and notes receivable, net	$1,013.1	$688.3
Financial instruments owned, at fair value	$6,767.1	$5,044.8
Physical commodities inventory, net	$681.1	$537.3
Property and equipment, net	$143.1	$123.5
Operating right of use assets	$157.0	$122.1
Goodwill and intangible assets, net	$80.6	$82.4
Other	$367.1	$253.3

Summary liability and stockholders’ equity information:
Accounts payable and other accrued liabilities	$548.8	$579.3
Operating lease liabilities	$195.9	$149.3
Payables to clients	$10,345.9	$9,976.0
Payables to broker-dealers, clearing organizations and counterparties	$734.2	$442.4
Payables to lenders under loans	$338.8	$341.0
Senior secured borrowings, net	$543.1	$342.1
Securities sold under agreements to repurchase	$8,581.3	$4,526.6
Securities loaned	$1,615.9	$1,117.3
Financial instruments sold, not yet purchased, at fair value	$2,853.3	$3,085.6
Stockholders’ equity	$1,709.1	$1,379.1

Common stock outstanding - shares	31,874,447	31,194,867
Net asset value per share	$53.62	$44.21

Conference Call & Web Cast
A conference call to discuss the Company’s financial results will be held tomorrow, Wednesday, November 20, 2024 at 9:00 a.m. Eastern time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. A live webcast of the conference call as well as additional information to review during the call will be made available in PDF form on-line on the Company’s corporate web site at https://www.stonex.com. Participants can also access the call via https://register.vevent.com/register/BIabcb3d7966b745aa9b8a4b8cab68415f approximately ten minutes prior to the start time. Participants may preregister for the conference call here.
For those who cannot access the live broadcast, a replay of the call will be available at https://www.stonex.com.
About StoneX Group Inc.
StoneX Group Inc., through its subsidiaries, operates a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. The Company strives to be the one trusted partner to its clients, providing its network, product and services to allow them to pursue trading opportunities, manage their market risks, make investments and improve their business performance. A Fortune-500 company headquartered in New York City and listed on the Nasdaq Global Select Market (NASDAQ:SNEX), StoneX Group Inc. and its more than 4,500 employees serve more than 54,000 commercial, institutional, and payments clients, and more than 400,000 retail accounts, from more than 80 offices spread across six continents. Further information on the Company is available at www.stonex.com.
Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to StoneX Group Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by StoneX Group Inc. with the SEC, including those risks set forth under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and, to the extent applicable, subsequent Quarterly Reports on Form 10-Q and other filings made time to time with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.
These forward-looking statements speak only as of the date of this press release. StoneX Group Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
StoneX Group Inc.
Investor inquiries:
Kevin Murphy
(212) 403 - 7296
kevin.murphy@stonex.com
SNEX-G

Appendix A
The Company acquired CDI effective October 31, 2022, which resulted in the year ended September 30, 2023 including a non-taxable gain of $23.5 million. The results of the three months and year ended September 30, 2024 and 2023 include amortization expense related to identified intangible assets, related to the acquisition. The Company acquired Gain Capital Holdings, Inc. effective August 1, 2020. The results of the three months and year ended September 30, 2024 and 2023 include amortization expense related to identified intangible assets, related to the acquisition.
The “adjusted” non-GAAP amounts reflect each item after removing the impact of the gain on acquisition and related amortization expense for the three months and year ended September 30, 2024 and 2023, respectively. Management believes that presenting our results excluding the gain on acquisition and the amortization expense related to the intangible assets identified and recorded as part of these acquisitions is meaningful, as it increases the comparability of period-to-period results.

	Three Months Ended September 30,		Year Ended September 30,
(in millions)	2024	2023	2024	2023
Reconciliation of income before tax to adjusted non-GAAP amounts:
Income before tax, as reported (GAAP)	$98.1	$75.4	$354.1	$323.0
Gain on acquisition:
Attributable to tangible assets acquired	—	—	—	(14.6)
Attributable to intangible assets acquired	—	—	—	(8.9)
Total gain on acquisition	—	—	—	(23.5)
Acquisition related expense:
Amortization of intangible assets acquired	0.9	1.9	4.7	11.0
Adjusted income before tax, (non-GAAP)	$99.0	$77.3	$358.8	$310.5

Reconciliation of income tax expense to adjusted non-GAAP amounts:
Income tax expense, as reported (GAAP)	$21.4	$24.7	$93.3	$84.5
Tax effect of the gain on acquisition	—	—	—	—
Tax effect of acquisition related expense	0.2	0.5	1.3	3.0
Adjusted income tax expense, (non-GAAP)	$21.6	$25.2	$94.6	$87.5

Reconciliation of net income to adjusted non-GAAP amounts:
Net income, as reported (GAAP)	$76.7	$50.7	$260.8	$238.5
Total gain on acquisition, net of tax	—	—	—	(23.5)
Acquisition related expense, net of tax	0.7	1.4	3.4	8.0
Adjusted net income (non-GAAP)	$77.4	$52.1	$264.2	$223.0

	Quarter Ended September 30,		Year Ended September 30,
(in millions)	2024	2023	2024	2023
Calculation of average stockholders’ equity:
Total stockholders’ equity - beginning of period, as reported (GAAP)	$1,607.8	$1,329.9	$1,379.1	$1,070.1
Total stockholders’ equity - end of period, as reported (GAAP)	1,709.1	1,379.1	1,709.1	1,379.1
Average stockholders’ equity	$1,658.5	$1,354.5	$1,544.1	$1,224.6

Calculation of return on equity:
Net income, as reported (GAAP)	$76.7	$50.7	$260.8	$238.5
Average stockholders’ equity	$1,658.5	$1,354.5	$1,544.1	$1,224.6
Return on equity	18.5%	15.0%	16.9%	19.5%

Calculation of adjusted return on equity (non-GAAP)
Adjusted net income (non-GAAP)	$77.4	$52.1	$264.2	$223.0
Average stockholders’ equity	$1,658.5	$1,354.5	$1,544.1	$1,224.6
Adjusted return on equity (non-GAAP)	18.7%	15.4%	17.1%	18.2%